                                                                      Exhibit 21

                               GIANT GROUP, LTD.
                     SUBSIDIARIES AS OF DECEMBER 31, 2000

        Corporation             State of Incorporation      Ownership
        -----------             ----------------------      ---------
KCC Delaware Company                   Delaware                100%
Periscope Sportsware, Inc.*            Delaware                100%

* On October 31, 2000, Periscope executed and delivered a letter delivering peaceful possession of its assets to Century Business Credit Corporation ("Century"). On November 30, 2000, Periscope filed a Voluntary Petition under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.